UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2020

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16640 Stagg Street,
Van Nuys, California		91406
(Address of principal executive offices)		(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐



If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐



Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)Reduction in Base Salary of Executive Officers and Change in Bonus

On March 24, 2020, Capstone Turbine Corporation (the “Company”) announced that, pursuant to a business plan in response to the global COVID-19 pandemic (the “Business Plan”), each of Mr. Darren R. Jamison, its Chief Executive Officer, Frederick S. Hencken III, its Chief Financial Officer and Chief Accounting Officer, and James D. Crouse, its Chief Revenue Officer, will voluntarily accept reductions to their base salaries of 25%. These reductions will be effective as of April 1, 2020, for a period of 90 days thereafter. Additionally, payment of any bonuses under the Company’s Annual Incentive Plan for the year ended March 31, 2020 to the Company’s leadership team, including Mr. Jamison, Mr. Hencken and Mr. Crouse, if earned, will be in equity in lieu of cash.

Item 7.01Regulation FD Disclosure.

On March 24, 2020, the Company published the press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01Other Events.

On March 24, 2020, the Company announced that, pursuant to the Business Plan, it will furlough or reduce the pay of 70% of its direct workforce beginning on March 30, 2020. The affected employees will continue to be employees of the Company and receive employee benefits, including medical benefits. The furloughed employees will not receive direct compensation from the Company during the furlough period, which will last between 45 and 90 days, depending on employee, but will be immediately eligible for unemployment benefits.

The Company expects the ongoing, global economic impact from the COVID-19 pandemic to have an adverse impact on its revenue and adjusted EBITDA for the fourth quarter of Fiscal 2020 and also may have an adverse impact on the Company’s financial condition and results of operations for the first quarter of Fiscal 2021. Although the Company is currently attempting to take all reasonable steps to mitigate the impact of the COVID-19 pandemic, the COVID-19 pandemic will negatively impact its net income and adjusted EBITDA in Fiscal 2020, which includes losses related to new product order delays for ongoing projects, backlog pushouts in the oil and gas markets, witness test cancellations due to travel restrictions, supply chain shortages caused by vendor manufacturing plant shutdowns, increased logistics costs caused by flight cancellations, border shutdowns and lack of personnel to move freight, and anticipated order cancellations, among other challenges. The Company may also be unable to comply with the financial and other material covenants under its debt and other material agreements, and may not be able to negotiate waivers or amendments to such material agreements in order to maintain ongoing compliance. In addition, if the Company experiences any additional unexpected delays in the resumption of its full production capacity or incurs additional unanticipated costs and expenses as a result of the COVID-19 pandemic, such production delays and unanticipated costs and expenses will have a further adverse impact on the Company’s business, financial condition and results of operations in Fiscal 2020 and 2021.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Capstone Turbine Corporation, dated March 24, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: March 24, 2020	By:	/s/ Darren R. Jamison
Name: Darren R. Jamison
Title: President and Chief Executive Officer